Exhibit 4.37

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*******”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS SUBCONTRACT MODIFICATION

Subcontract Number: 200-2002-00012(CBL) (PO 28890)

Modification Number: 0003

Effective Date: This Subcontract modification is effective as of the last signed date below.

Subcontractor:	Chesapeake Biological Laboratories, Inc.
1111 S. Paca Street
Baltimore, MD 21230-2591

Authority for, and type of, modification: Bilateral Supplemental Agreement

Description of Modification:

Clause B.1	Increases the “Firm Fixed Price” and the “Total Amount” to account for a supplemental payment for third fills under Item 0001A
Clause B.2	Changes “Quantity” from ten months to the “period of performance” of Item 0002
Table 1	Adds ******* supplemental payment for each third fill under Item 0001A product
Clauses B.4, B.5,	Clarifies that the “Estimated Quantity” is stated in vials
and B.6
Clause B.8	Adds provision for the General Release and invoicing for such release
Clause E.1	Clarifies the acceptance procedure for filled vials (paragraphs (c) and (d))
Clause F.1(b)	Clarifies the timing of the Item 0001B change-over and modifies the Item 0004B delivery date
Clause F.2	Modifies the period of performance for Items 0001A, 0001B, 0002, 0003A,
0003B, 0004A, and 0004B
Clause G.1	Deletes reference to general safety and microbial limits test and adds a reference to paragraph H.3.1 in paragraph (xiii) (paragraph (2)), clarifies acceptance procedures (paragraph (3)) and adds a Government/Buyer Property provision (paragraph (4)).
Clause G.2(f)	Modifies the ordering periods for Items 0003A, 0003B, 0004A, and 0004B.
Clause H.3	Modifies missed fill provision and deletes “partial fill” underutilization fee
Clause H.3.1	Adds provision relating performing scheduled fills (Item 0001A three per week, two per week thereafter (exclusive of make-ups)) and potential extensions to the filling period
Clause H.4	Modifies guaranteed payment and advance payment provisions
Clause H.5	Modifies planned schedule and notification of bulk vaccine shipment provisions

Modification 0003

Clause H.6	Replaces Validation of Consistency of Manufacture provision
Clause H.6.1	Adds provision *******
Clause H.17	Modifies property provision to cover Buyer-furnished property
Section J	Modifies Attachments to include new planned vaccine schedule, Buyer-Furnished
Property, Modification 0003 general release, and Statement of Work Modification
0001

Total Change to Subcontract Amount:

Item 0001A	*******	*******
Item 0002	*******	*******
Item 0008	*******	*******

Changes to Subcontract:

See attached Pages 1 - 19

ACAMBIS, INC.		CHESAPEAKE BIOLOGICAL LABORATORIES, INC

__________________________		__________________________
*******		*******
*******		*******

December 31, 2002		December 30, 2002

Modification 0003

Section B

1.	Delete Items 0001A, 0002, 004A, 005A, 006

Substitute:

B.1	SUBCONTRACT LINE ITEM 0001A
Vaccine for Use as an Investigational New Drug (“IND”)
US Government ACAM 2000 Program

Estimated
Description	Firm Fixed Price	Quantity	Total Amount
Fill, Lyophilize,	See Table 1	1,550,000	*******
Finish and Perform	for per vial	vials	+
Specified Quality Control	charge and		*******
Tests For Vaccinia (ACAM2000)	Supplemental
IND Vaccine as Described	Payment for 3rd
In the Vaccine Statement of Work	Fills

SUBCONTRACT LINE ITEM 0001B
Change-over of Manufacturing Facilities

Description	Firm Fixed Price	Quantity
Perform All Activities	*NSP	1
Required to Clean Up
Facility After Filling
ACAM 2000

* The change-over fee for Item 0001B is included in the “per vial” price for Item 0001A.

B.2	SUBCONTRACT LINE ITEM 0002
Manufacturing Time to Fill, Lyophilize, and Finish Vaccinia IND Vaccine(s)

Quantity
	Description	Firm Fixed Price	(months)	Total Amount
	Manufacturing Time	See Paragraphs	See Paragraph	As Ordered
	to Fill, Lyophilize,	B.2(a) & (b)	F.2 (Period of
	Finish and Perform	below	Performance)
Specified Quality Control
Tests For Vaccinia IND
Vaccine as Described
In the Vaccine Statement of Work

(a)	For manufacturing time utilized to fill and finish ACAM 1000 vaccine under Item 0002, the price shall be ******* per vial (utilization of Item 0002 for filling and finishing ACAM 1000 vaccine is subject to Government approval).

Modification 0003

(b)	For manufacturing time utilized to fill and finish ACAM 2000 vaccine under Item 0002, the price shall be as set forth in Table 1 below.

(c)	See Section H.4 regarding guaranteed payment terms.

Table 1

Price per Vials	Cumulative Number of Vials of ACAM 2000 Ordered
by Buyer Under Items 0001A & 0002
For Items

0001 & 0002*

*******	*******

*******	*******

*******	*******

*******	*******

*******	*******

* Plus ******* supplemental payment for each ******* (applicable to Item 0001A only) (See Provision H.3.1)

B.4	SUBCONTRACT LINE ITEM 0004A (Indefinite Delivery/Indefinite Quantity) Diluent to Accompany ACAM 1000 IND Vaccine

	Estimated	Estimated
Description	Firm Fixed Price	Quantity	Total Amount
Manufacture, Fill, Finish, and Perform Quality Control Tests for Diluent as Described in the Diluent Statement of Work	*******	538,500 vials	*******

(a)	Orders under Item 0004A are subject to Government approval.

(b)	See Section G.2 for ordering provisions.

Modification 0003

B.5	SUBCONTRACT LINE ITEM 0005A (Indefinite Delivery/Indefinite Quantity) Approved Vaccine (after receipt of Biologics License)

Description	Firm Fixed Price	Quantity	Total Amount
Fill, Lyophilize, Finish and Perform Specified Quality Control Tests For Licensed ACAM 1000 or 2000 Vaccine as Described In Statement of Work	*******	(Vials as Ordered)	(As Ordered)

	(a)	The estimated quantity is ******* vials of vaccine. This is Buyer’s current best estimate of the quantities that may be ordered. The actual amounts ordered may be more or less.

	(b)	See Section G.2 for ordering provisions.

B.6	SUBCONTRACT LINE ITEM 0006 (Indefinite Delivery/Indefinite Quantity) Diluent to Accompany Approved Vaccinia Vaccine(s) (after receipt of Biologics License)

Description	Firm Fixed Price	Quantity	Total Amount
Manufacture, Fill, Finish, and Perform Quality Control Tests For Diluent as Described in Statement of Work	*******	(Vials as Ordered)	(As Ordered)

	(a)	Estimated Quantity - The estimated quantity is ******* vials of diluent. This is Buyer’s current best estimate, but the number ordered may be more or less.

	(b)	See Section G.2 for ordering provisions.

2.	Add Item 0008

B.8	SUBCONTRACT LINE ITEM 0008 General Release (Section J, Attachment I)

Item 0008AA	Total Amount
Reservation of Manufacturing Capacity in August and September 2003	*******

(a)	Buyer shall make payment for Item 0008AA within 10 calendar days of receipt of invoice or January 20, 2003, whichever is later.

Modification 0003

Item 0008AB	Total Amount
All Other Aspects Covered by the General Release Not Included in Item 0008AA	*******

(a)	Buyer must make payment for Item 0008AB within 10 calendar days of receipt of invoice or January 20, 2003, whichever is later.

Section E

1.	Delete Provision E.1

Substitute:

	E.1	INSPECTION, QUALITY ASSURANCE, AND ACCEPTANCE

	(a)	Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contractual Officer, or his duly authorized representative (who for the purposes of this Subcontract shall be the Program Officer) at the destination of the articles, services or documentation.

	(b)	Each order tendered for acceptance shall include a Certificate of Conformance (See Section J, Attachment F), properly executed by the Manufacturer. A copy of the Certificate of Conformance shall also be included with Manufacturer’s invoice following Buyer’s inspection and acceptance of each order.

	(c)	Approval of Manufacturer’s final batch records shall constitute “acceptance.”

	(d)	Buyer will accept delivered filled vials that conform to Subcontract requirements. A filled vial shall be considered to conform to Subcontract requirements if its manufacture conforms to good manufacturing practices and does not materially deviate from the approved Master Batch Records or standard operating procedures. A “material deviation” is one that causes the product to fail to meet the Buyer’s release criteria.

	(e)	On site inspections of the physical plant may be conducted by the Buyer, the Government and/or their duly authorized representatives and other designated technical experts. Plant inspection, at a minimum, will include Device Master Records, document control procedures, facilities, personnel training records, equipment process procedures, and Quality Assurance Program reviews. Further, the on site representative(s), if designated, will perform the inspection and acceptance of articles, services and documentation contained in (a) above.

	(f)	In addition to the inspections discussed above, Buyer may conduct one full-scale GMP audit per year. Buyer may conduct additional full-scale GMP audits if the parties mutually agree or in the instance of a product failure, deviations from acceptable production practices, or any other occurrence that calls the product’s quality or integrity into question.

	(g)	Manufacturer agrees to provide and maintain a quality control system acceptable to Buyer and the Government and to provide access to Manufacturer’s facilities at all reasonable times for surveillance periodically by Buyer and authorized representatives of the Government. Manufacturer agrees to include, and to require its subcontractors to include, the substance of this paragraph, including this sentence, in each of its subcontracts under this Subcontract.

Modification 0003

Section F

1.	Delete Provision F.1(b)

Substitute:

(b) The Manufacturer shall deliver, within the time frames specified, the Items set forth below.

No.	Description	Delivery Date

1	Vials of IND ACAM 2000 per Subcontract Item 0001A	As scheduled in accordance with provision H.5

2	Change-over per Subcontract Item 0001B	At the completion of filling ACAM 2000

3	Vials of IND ACAM 1000 and/or ACAM 2000 per Subcontract Item 0002	As scheduled in accordance with provision H.5

4	Change-over(s) per Subcontract Item 0003A and/or 0003B	At end of each Item 0002 product campaign(s)

5	Vials of IND Diluent to accompany ACAM 1000 vaccine per Subcontract Item 0004A	Concurrent with delivery of Item 0002 ACAM 1000 vaccine to which the diluent relates or, if no related vaccine, as mutually agreed between Buyer and Manufacturer prior to Issuance of the Delivery Order.

6	Vials of IND Diluent to accompany ACAM 2000 vaccine per Subcontract Item 0004B	Concurrent with delivery of Item 0002 ACAM 2000 vaccine to which the diluent relates or, if no related vaccine, as mutually agreed between Buyer and Manufacturer prior to issuance of the Delivery Order.

7	Vials of ACAM 1000 or 2000 per Subcontract Item 0005A	As agreed upon between Buyer and Manufacturer prior to Issuance of the Delivery Order.

8	Change-over(s) per Subcontract Item 0005B	At end of Item 0005A product campaign(s)

9	Vials of Diluent per Subcontract Item 0006	As agreed upon between Buyer and Manufacturer prior to Issuance of the Delivery Order.

Modification 0003

2.	Delete Provision F.2

Substitute:

	F.2	PERIOD OF PERFORMANCE

(a)	The period of performance for this Subcontract will be from Subcontract Award until January 31, 2007.

(b)	The period of performance for:

(i) Item 0001A is from April 11, 2002 until delivery of 1,550,000 vials of lyophilized ACAM 2000 that qualify for final product release by the Buyer or September 1, 2003 (as extended by any fills to be made up by the Manufacturer under H.3.1), whichever is earlier (the completion date for Item 0001A);
(ii) Item 0002 is from the completion date for Item 0001A to September 1, 2003, as extended in accordance with H.3.1 (the completion date for Item 0002); and
(iii) Item 0004A and 0004B is from April 11, 2002 to October 1, 2004.

(c)	The period of performance for Items 0001B, 0003A, and 0003B facility change-overs will not exceed 30 calendar days after completion of prior vaccine campaign fill with the last of such change overs being completed no later than thirty days after the completion date for Item 0001A or Item 0002, whichever is later.

(d)	The period of performance for Items 0005A, 0005B, and 0006 will be negotiated with the Manufacturer prior to award of the delivery order(s).

(e)	The actual period of performance for delivery orders may extend beyond the Subcontract period of performance.

Section G

1	Delete Provision G.1

Substitute:

	G.1	INVOICE/VOUCHER SUBMISSION

		(1)	The Manufacturer shall submit an original and four (4) copies of contract invoices to the following address:

Acambis, Inc. (Attn: Accounts Payable) 38 Sidney Street Cambridge, MA. 02139

		(2)	The Manufacturer shall include the following information with each invoice:

			i.	Manufacturer’s Name & Address;
			ii.	Manufacturer’s Tax Identification Number (TIN);
			iii.	Subcontract and Purchase Order Number;

Modification 0003

	iv.	Invoice Number;
	v.	Invoice Date;
	vi.	Contract Line Item Number (per Section B) and Delivery Order Number Shown on each Delivery Order;
	vii.	Quantity, including (if applicable) specifying the number of vials of vaccine and diluent actually filled and delivered;
	viii.	Unit Price & Extended Amount for each line item, including the Fixed Price Billed based upon the actual number of vaccine and/or diluent vials filled and delivered;
	ix.	Total Amount of Invoice;
	x.	Name, title and telephone number of person to be notified in the event of a defective invoice;
	xi.	Payment address, if different from the information in (2)i. Above;
	xii.	A copy of the Certificate of Conformance (See Section J, Attachment G) signed by the Manufacturer for each batch of vaccine and/or diluent tendered for acceptance or for change over of manufacturing facility; and
	xiii.	If the invoice includes an amount due under Clauses H.3, H.3.1, H.4, or H.6 a description and a calculation for such amount.

(Any invoice submitted without required Certifications shall be considered defective and returned to Manufacturer without payment.)

(3)	Manufacturer may invoice twice monthly for delivered and accepted products and related services. For this purpose, products and related services are “delivered” if the Manufacturer has completed the certificate of analysis and the certificate of conformance and the filled vaccine and/or diluent vials are available for pick up by Buyer’s designee. Acceptance shall be evidenced by Buyer’s approval of the final batch records.

(4)	Together with Manufacturer’s final invoice for Subcontract Items,

Manufacturer shall submit a list of all property supplied to Manufacturer as Buyer-furnished property and a certification that all Buyer-furnished property has either been consumed as an expendable materials in performance of the Subcontract or returned to the Buyer.

2.	Delete Provision G.2(f)

Substitute:

(f) Ordering Periods

(i) Items 0003A and 0003B – From Contract Award until 30 days after the completion date of Item 0001A or Item 0002, whichever is later.

(ii) Items 0004A and 0004B – From Contract Award until October 1, 2006.

(iii) Items 0005A and 0005B and 0006 – From Receipt of BLA until January 31, 2007.

Modification 0003

3.	Delete Provision G.7

Substitute:

	G.7	BUYER’S OBLIGATION TO PAY

Buyer agrees to make timely payment on the payment dates set forth in this Agreement. In addition, unless the Subcontract specifies otherwise, Buyer agrees to make payment within thirty (30) calendar days of receipt of a properly submitted invoice or voucher.

Timely payment is essential to this Agreement. Should Buyer fail to pay a proper invoice (including batch records that are accepted, approved, and not disputed by the Buyer) within 30 days of receiving such invoice, Manufacture shall provide notice of such non-payment to Buyer. Buyer’s repeated failure to cure non-payments within 15 days of receiving notice from the Buyer will be a material breach of the Agreement.

Section H

1.	Delete Provision H.3

Substitute:

	H.3	MISSED FILL FEES (ITEM 0001A IND ACAM 2000 VACCINE)

	(a)	Buyer shall provide the Manufacturer with sufficient bulk vaccine product to perform the number of fills per week during the Item 0001A period as shown in Section J, Attachment G.

	(b)	Buyer will pay Manufacturer a “missed fill” fee of ******* whenever Buyer fails to provide sufficient bulk vaccine product to Manufacturer, or fails to make available sufficient Baxter personnel as required under Section H.6.2, in order for Manufacturer to perform three fills per week for any week scheduled for three fills (Section J, Attachment G) from the date of the first signature on Modification 0003 to the completion date of Item 0001A.

	(c)	If the Buyer fails to provide the Manufacturer sufficient bulk vaccine product to enable the Manufacturer to fill either or both of the other two fills scheduled for any week, Buyer will pay the Manufacturer ******* for each of those two fills missed.

	(d)	Manufacturer may invoice for the “missed fill” fee (paragraphs (b) and (c)above) at the conclusion of each one-week period (Monday through Sunday) during the Item 0001A period of performance.

Modification 0003

2.	Add Provision H.3.1

	H.3.1	MANUFACTURER’S COMMITMENT TO PERFORM SCHEDULED FILLS

	(a)	Missed Fills (Items 0001A and 0002)

If Manufacturer misses any fill scheduled during a week (See Section J, Attachment G) and Manufacturer has product to perform that fill, that missed fill shall be made up by either (1) performing five fills within any two week period during the Item 0002 period of performance, or (2) extending the Item 0002 period of performance to make up the missed fills not yet made up. However, the Item 0002 period of performance shall not be extended in the event the missed fill is caused by Buyer’s failure to provide sufficient bulk vaccine product.

	(b)	Supplemental Payment for Three Fills in a Week (Item 0001A)

(i) Manufacturer shall perform three fills of bulk vaccine product each week (Monday through Sunday) from January 6, 2003 to the completion date for Item 0001A (the “Three Fill Period”), as illustrated in the attached Subcontract Schedule (Section J, Attachment G). Buyer shall pay Manufacturer ******* each time the Manufacturer performs three fills in a one week period during the Three Fill Period.

(ii) The Manufacturer has the right to miss a third fill during any given week by performing only two fills in that week. For each week during the Three Fill Period that Manufacturer elects to perform only two fills, Manufacturer shall make up the missed third fill as specified in subparagraph (a) above. Buyer shall pay Manufacturer ******* each time Manufacturer performs a make-up third fill. During the Three Fill Period, Manufacturer shall not miss more than six third fills when Buyer has provided Manufacturer with vaccine product to fill.

(iii) Manufacturer may invoice for the supplemental ******* payment under subparagraphs (a) and (b) above at the conclusion of each week during which a third fill is performed.

3.	Delete Provision H.4

Substitute:

	H.4	GUARANTEED PAYMENT AND ADVANCE PAYMENTS (ITEM 0002 IND ACAM 1000 VACCINE AND/OR IND ACAM 2000 VACCINE)

(a) Guaranteed Payment. Buyer shall make payments totaling at least the guaranteed minimum total payment of $5,000,000 for vaccinia vaccine fills under Item 0002. If, through Buyer’s failure to provide bulk vaccine, Manufacturer is unable to fill sufficient vaccinia vaccine to generate a revenue of at least $5,000,000 under Item 0002, Manufacturer is entitled to a payment measured by the difference between $5,000,000 and the total amount Manufacturer was paid for vaccine filled under Item 0002.

(b) Nonrefundable Advance Payments.

(i) Manufacturer may invoice Buyer ******* after January 15, 2003 as a nonrefundable advance payment of a portion of the minimum total payment guaranteed under Section H.5(a).

Modification 0003

(ii) If Buyer fails to provide sufficient vaccinia vaccine to generate payments of at least ******* for each period from the 1st to the 15th day and the 16th to the last day of each month, from May 1, 2003 to September 1, 2003 ******* for vaccine filled under Item 0002 and change-overs under Items 0003A or 0003B, Manufacturer will be entitled to an advance payment. Such advance payment will be equal to the difference between ******* and payments made to the Manufacturer under Items 0002, 0003A and/or 0003B for that half-month period. Manufacturer may invoice for these advance payments on the 15th and the last day of each month from May 2003 through and including August 2003 until Manufacturer’s total amount paid under Item 0002 equals the minimum payment guaranteed under Item 0002 of $5,000,000.

(iii) Advance payments made under paragraphs (i) and (ii) above shall be applied against future invoices as a credit to the Buyer.

(iv) Once payments made under Item 0002 equal or exceed $5,000,000, Manufacturer shall not be entitled to further advance payments under this Section H.4(b) and the then-current amount of advanced payments made shall continue to be credited to the Buyer on future invoices, as described above.

(c) Supplemental payments ******* per third fill) made under Provision H.3.1 for ACAM 2000 vaccine filled during the Item 0002 period shall not be included in calculating amounts under this Provision H.4.

4.	Delete Provision H.5

Substitute:

	H.5	PLANNED DATES FOR VACCINE FILL, LYOPHILIZATION, FINISH, AND CHANGEOVER

	(a)	For planning purposes, the anticipated dates for the fill, lyophilization, and finish of ACAM 2000 under Item 0001A from December 16, 2002 to the completion of the Item 0001A period of performance and fill of vaccinia vaccine under Item 0002 are attached. (see Section J, Attachment G).

	(b)	Buyer will provide Manufacturer notice of the tentative date for shipment of bulk vaccine no later than fourteen (14) calendar days prior to shipment and the actual planned date for shipment of bulk vaccine to Manufacturer no later than seven (7) calendar days prior to the anticipated shipment date. Manufacturer shall fill all bulk vaccine as soon as reasonably practicable based on a fill schedule of at least two completed fills per week.

	(c)	Buyer will provide Manufacturer at least 20 days notice prior to the initiation of any changeover under Items 0001B, 0003A, 0003B, and/or 0005B.

Modification 0003

5.	Delete Provision H.6

Substitute:

	H.6	VALIDATION OF CONSISTENCY OF MANUFACTURE

Manufacturer shall demonstrate consistency of its fill, finish and lyophilization process by manufacturing three (3) consecutive consistency lots of ACAM 2000 vaccine that conform to subcontract requirements. Acambis will notify CBL, in advance but no later than June 10, 2003, which lots are intended as consistency lots. Manufacturer shall be paid ******* for each consistency lot manufactured prior to demonstrating consistency of manufacturing. For the three successful consecutive lots that demonstrate consistency of manufacture, Manufacturer shall also be paid upon completion of the third successful lot, the difference between the above ******* and the applicable Subcontract (Item 0001A or 0002) price for the filled vaccine. Thereafter, Manufacturer shall be paid the applicable Subcontract (Item 0001A or 0002) price for filled vaccine that conforms to subcontract requirements.

6.	Add Provision H.6.1

	H.6.1	BAXTER EMPLOYEES AT CBL

*******Manufacturer has the right to review and approve the Baxter personnel assigned to Manufacturer, such approval not to be unreasonably withheld. In the event such Baxter personnel are not available during a week scheduled for 3 fills, Manufacturer shall not be obligated to perform 3 fills in that week. ******* CBL is hereby authorized to provide such Baxter employees and other Baxter representatives Acambis Proprietary Information supplied by Acambis in support of this Subcontract and protected under Clause H.16 of this Subcontract. Such disclosures shall indicate that such information is proprietary to Acambis and subject to existing confidentiality agreements between Acambis and Baxter.

Baxter employees may provide CBL with technical suggestions, but are not authorized to make decisions, agree to any action or inaction, or act in any manner on behalf of Acambis. Any technical suggestion by a Baxter employee must conform to current Subcontract requirements (i.e., not be a change to this Subcontract), and may not alter the scope of work or cause changes of such a nature as to justify an adjustment in the stated Subcontract price/cost or period of performance, or any stated limitation thereof. In the event that the Manufacturer feels that full implementation of any of these suggestions may constitute a change to the Subcontract requirements, no action shall be taken and shall notify the originator of the technical direction and the Contractual Officer in a letter separate of any required report(s). Such notification shall be given within two (2) weeks from the date on which the Manufacturer knew or should have known that the technical direction constituted a contract change. If the Manufacturer fails to provide the required notification within the above two (2) week period, it shall be deemed for purposes of this Subcontract that the technical direction was not a change to contract requirements. No technical direction, nor its fulfillment, shall alter or abrogate the rights and obligations fixed in this Subcontract.

Modification 0003

8.	Delete Provision H.17

Substitute:

	H. 17	GOVERNMENT PROPERTY/BUYER FURNISHED PROPERTY

	A.	Government Property

Manufacturer shall be responsible for the control and accountable record keeping for all Government Property under this subcontract in accordance with FAR Subpart 45.5 as supplemented by HHS Publication (OS) 74.115 entitled “Contractor’s Guide for Control of Government Property,” a copy of which will be provided upon request. Similar controls and record keeping procedures shall be used for any Buyer-furnished equipment as well.

The Chief of Material Management Branch, PGO, Centers for Disease Control and Prevention (CDC), is the Government’s Property Administrator for government property accountable under this contract. The subcontract Program Officer (or his duly authorized representative) shall be the Buyer’s Property Administrator for any Government or Buyer-furnished property under this subcontract. The Manufacturer agrees to furnish information regarding the Government property (or any Buyer-furnished property) under this contract to the respective Property Administrator, an authorized representative, or a duly designated successor(s). Any inquiry from or information proposed to be furnished to the Government Property Administrator shall be promptly reported to Buyer’s Property Administrator before furnishing information to the Government representative.

The following Government property shall be furnished to the Manufacturer under this Subcontract. Such items shall be marked as U.S. Government Property, with the Subcontract # 200-2002-00012 (CBL), the Prime Contract #200-2000-00001 (Acambis Inc, Prime Contractor) (if not already so marked when received) and shall be managed and administered while in Subcontractor’s possession in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245.2:

* Bulk ACAM 1000 vaccine furnished under Item 0002 and the resultant filled vaccine product

The Manufacturer shall not be responsible for any loss, damage, or destruction of the above Government property (hereafter referred to as “loss”), except to the extent that such loss:

(1)	has been insured by the Manufacturer, in which case, provision H.I2 shall apply, or
(2)	such loss was the result of Manufacturer’s negligence or failure to store or manufacture such vaccine in accordance with Good Manufacturing Practices (GMP) and the applicable batch records and subcontract requirements.

Modification 0003

	B.	Buyer Furnished Property

Buyer has provided Manufacturer with the property listed in Section J, Attachment H to this Subcontract as Buyer-furnished property. Manufacturer shall manage and administer such property in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245-2, as modified to properly reflect the parties to this Subcontract. Buyer shall either mark all Buyer-furnished property as property of Acambis Inc. provided under Subcontract 200-2002-00012(CBL) or provide labels to Manufacturer for Manufacturer to label Buyer-furnished property.

Upon Subcontract completion and prior to final payment for Subcontract Items, Manufacturer shall return such Buyer-furnished property to the Buyer with the insurance and shipment charges (external costs) pre-paid and to be reimbursed by Acambis under this Subcontract.

9.	Delete Section J, List of Attachments

Substitute:

Section J – List of Attachments

	A	Vaccine and Diluent Statements of Work & Schedule A, Agreement of Technical Responsibility

	B	Confidentiality Agreement

	C	CBL Security Plan (when submitted and approved after award)

	D	Chesapeake Biological Laboratories Inc’s Representations, Certifications and Other Statements of Offerors

	E	Acambis Delivery Order (See Section G.1)

	F	Certificate of Conformance (See Section G.1)

	G	Item 0001A and 00002 Planned Vaccine Schedule

	H	Buyer-furnished Property

	I	Modification 0003 General Release

Modification 0003

10.	Delete Section J, Attachment G

16

Section J, Attachment A
Modification 001
Subcontract 200-2002-0012 (CBL)
Acambis Prime Contractor

Vaccine Statement of Work
Diluent Statement of Work
Agreement of Technical Responsibility

Section J, Attachment A
Statement of Work for ACAM 1000 & 2000 Vaccine
Acambis Contract
Subcontract 200-2002-00012 (CBL)

A.	CBL’s responsibilities as to the commercial manufacturing of the Product:

1	Prepare master batch (production) record that will be reviewed and approved by Acambis no later than one week prior to the first manufacturing run.

2	Receive API (active pharmaceutical ingredient) from Acambis, store at [**]. API to be stored under GMP conditions until manufactured by CBL. Product will be manufactured on a first in/first out basis.

3	CBL will store at most [**] API sublots of product.

4	Thaw product in advance of manufacturing in accordance with the master batch record and commence filling upon attainment of appropriate temperature and any other conditions as specified in the master batch record.

5	Product will be thawed at ambient room temperature and filled at between [**] Three transport bags will each contain approximately [**] kilograms of the Product which is anticipated to result in the filling of no more than [**] vials. Each vial shall contain the volume of product as specified in the master batch record. The total of all vials produced will be designated as a lot (batch) and will be assigned a unique CBL lot number for regulatory tracking purposes.

6	CBL will be responsible for performing the assembly, breakdown, cleaning, sanitisation, sterilisation and general and preventive maintenance of [***]. Acambis will provide an adequate supply, in advance, of consumables related to the [***], such that these consumables can be used with each new application of the vessel.

7	CBL will be responsible for the calibration and general and preventive maintenance of the Flex Boy Mixer.

8	Acambis is responsible for contracting and paying for those tests set forth in Table A as being performed at BioReliance. CBL is responsible for providing BioReliance with the appropriate number and volume of samples for analysis.

9	At the completion of the filling operation, CBL shall remove the appropriate number and volume of samples for performance of [***] by BioReliance and retain samples [***] per Table A and the master batch record. CBL shall promptly ship the Table A samples to Acambis or BioReliance (as indicated) as soon as possible after taking such samples, not to exceed 2 business days after CBL completes sampling/inspection of the finished vials.

10	Immediately upon completion of filling, the lot of vials will be placed in a [***] lyophiliser and processed in accordance with the master batch record and the specifications set forth therein.

2

11	The Product lot, upon completion of lyophilization, will be capped and crimped with the CBL lot number printed on the crimp in accordance with the production batch record.

12	The lot will be 100% visually inspected in accordance with specifications contained n the master batch record and recorded in the production batch record.

13	The inspected Product will be bulk packaged in accordance with the Batch record and stored at [**] until shipping. Exact packaging/shipping parameters to be established in the master batch record as agreed between CBL, Acambis, and Acambis’s designee. The bulk package of vaccine shall be labelled.

14	All times during which product is exposed to ambient temperatures (during filling and between lyophilization and storage of final containers at [**].) will be minimised and the time intervals recorded in batch records.

15	Final filled containers will be subjected to QC tests as specified in Table B. CBL is responsible, at its cost, for performing the [***] tests set forth in Table B. CBL is also responsible for providing BioReliance and Acambis with the appropriate number and volume of samples for analysis. CBL shall promptly ship the Table B samples to Acambis or Bio Reliance (as indicated) as soon as possible after taking such samples, not to exceed 2 business days after CBL completes sampling/inspection of the finished vials.

16	CBL will be provided with validated packaging and shipping instructions specifying the manner of packaging and shipping conditions for the Product as written in the master batch record.

17	Upon successful completion of those tests performed by CBL, CBL will notify Acambis and Acambis’s designee that Product is available for pick-up.

18	Acambis or its designee will arrange for shipment of CBL-released product from CBL, with pick up from CBL at a mutually agreeable time.

19	Acambis will not request CBL to simultaneously store more than [*] completed lots of Product within its refrigerated warehouse at [**], provided, however, that the entire CBL storage area for the completed product lots is dedicated to storage of Acambis product.

20	CBL will provide a Summary of CBL Test Results that will contain results of those tests that CBL is required to perform according to Tables A and B to Acambis within two weeks of completion of each production.

21	CBL will be responsible for performing their portion of the “[***]” Acambis will pay for the samples utilised as part of the [***] protocol where Acambis performs the testing and CBL will not charge Acambis for the samples that are consumed by testing performed by CBL.

22	CBL will invoice Acambis after Product or diluent is available for pick up by Acambis or its designee and upon completion of CBL’s batch record review and approval. CBL will submit a Certificate of Conformance with the invoice.

3

23	The invoice amount will be in accordance with Section B of the subcontract.

B.	Acambis’s responsibilities as to the commercial manufacturing of the Product

1	Acambis will supply API to CBL with a [***]. Reference samples will be taken and shipped as set forth in the master batch record.

2	Acambis will review and approve the master batch record that CBL uses to manufacture Acambis’s product.

3	Acambis is responsible for contracting and paying for all testing not specifically designated in Table B to CBL.

4	Acambis will specify a validated shipping method for both inbound API and outbound Product at CBL.

5	Acambis will be responsible for the final release of the Product for central storage at Acambis’s designee.

4

C.	Tables

Table A – In process Testing

Test Name	Testing Laboratory	Sample Requirement	Specification(s)	When Performed

[***]	BioReliance	[***]	[***]	End of fill operation and prior to lyophilization

[***]	Acambis	[***]	N/A	End of fill operation and prior to lyophilization

Table B – Final Container QC Tests and Certificate of Analysis

Test Name	Testing Laboratory	Sample Requirement	Storage Condition	Specification(s)

[***]	BioReliance	[***]	[***]	[***]

[***]	BioReliance	[***]	[***]	[***]

[***]	CBL	[***]	[***]	[***]

[***]	CBL	[***]	[***]	[***]

[***]	BioReliance	[***]	[***]	[***]

[***]	Acambis	[***]	[***]	[***]

[***]	Acambis	[***]	[***]	[***]

[***]	Acambis	[***]	[***]	[***]

[***]	Acambis	[***]	[***]	[***]

[***]	Acambis	[***]	[***]	[***]

[***]	Acambis	[***]	[***]	[***]

[***]	Acambis	[***]	[***]	[***]

5

Section J, Attachment A
Statement of Work for Diluent-Acambis Contract
Subcontract 200-2002-00012 (CBL)

A.	CBL’s responsibilities as to the commercial manufacturing of the Diluent:

1	Prepare Technical Specifications, Directions for Testing, and Master Batch Production Record (MBPR) that will be reviewed and approved by Acambis.

2	Acquire pharmaceutical ingredients and components for diluent production. Retain all records and Certificates of Analysis (CoA) of raw materials. Provide copies of all CoA’s to Acambis. Vials, stoppers, seals and labels will be pre-approved by Acambis.

3	Manufacture three (3) lots with sufficient vials for performing ICH stability.

4	Formulate product in accordance with the MBPR and aseptically fill product into vials.

5	Each vial to contain 0.6ml of diluent. The total of all vials produced will be designated as a lot and will be assigned a unique CBL lot number for regulatory tracking purposes.

6	CBL will perform in-process and release tests as specified in the Directions for Testing and the MBPR batch record. A schedule of such tests is set forth in Table A.

7	Samples of the Diluent will be subjected to sterility testing using a [***]. This assay will be designed to meet or exceed the requirements set forth in 21 CFR 610.12, USP 25, or European Pharmacopoeia [EP]. A test for [***] will also be performed for validation.

8	Immediately upon completion of filling, the lot of vials will be stoppered, capped and crimped with the CBL lot number printed on the crimp.

9	The lot will be visually inspected in accordance with specifications contained in the master batch record.

10	The inspected Diluent will be bulk packaged, stored and shipped in accordance with the master batch record. Storage and shipping shall be [***] in temperature controlled inventory. Exact packaging/shipping parameters are to be arranged between CBL, Acambis and Acambis’s Designee. The bulk packages of diluent shall be labelled.

11	CBL will be provided with validated shipping instructions specifying the manner and shipping conditions for the Diluent.

12	Upon successful completion of sterility and other applicable release tests, CBL will notify Acambis and Acambis’s Designee that the released Diluent is available.

13	Acambis or its designee will arrange for shipment of released product from CBL, with pick up from CBL’s loading dock at a mutually agreeable time.

6

14	Acambis will not request CBL to store more than [*] completed lots of Diluent within its warehouse.

15	CBL will provide a Certificate of Analysis (C of A) that will contain the information that is set forth in Table B.

16	Upon packaging of the Diluent and notification to Acambis that a standard C of A has been issued for the Diluent, CBL will submit a Certificate of Conformance to Acambis and invoice for the Diluent.

17	CBL will perform [***] on diluent lots 1575-13, 1575-14, and 1575-15.

18	The invoice amount will be in accordance with Section B of subcontract.

19	CBL will be responsible for the final release of bulk packaged Diluent.

7

Modification 0003

B.	Acambis’s responsibilities as to the commercial manufacturing of the Diluent.

1	A validated shipping method will be provided by Acambis for outbound Diluent at CBL.

C.	Tables

Table A – In-Process Testing

Test Name	Specification(s)	When Performed

[***]	[***]	QC-1

[***]	[***]	QC-1

[***]	[***]	QC-2

Table B – Certificate of Analysis

Specification	Value/Determination	CBL Test Method

[***]	[***]	Testing Standard #220

[***]	[***]	TBD

[***]	[***]	Testing Standard #90

[***]	[***]	Testing Standard #97

[***]	[***]	Testing Standard #180

[***]	[***]	Testing Standard #1A

8

Section J, Attachment A
Statement of Work-Acambis Contract
Subcontract 200-2002-00012

SCHEDULE “A” –

AGREEMENT OF TECHNICAL RESPONSIBILITY

Technical Agreement of Responsibility for:

This document constitutes the technical Agreement of Responsibilities for contract pharmaceutical manufacture and/or packaging by a third party.

It defines the individual responsibilities of Acambis Inc. (AI), and Chesapeake Biological Laboratories, Inc. (CBL), and in particular defines who is responsible for the cGMP aspects of manufacturing and specifies the way in which the Qualified Person releasing product batches for sale ensures that they comply with applicable FDA Regulations and Specifications for the Product.

The Technical Agreement takes the form of a detailed checklist of all the activities associated with pharmaceutical production, analysis, release, and distribution. Responsibility for each activity is assigned either to AI, or CBL, or not applicable in the appropriate tick box. It is then appended to the legal contract which covers the commercial and other aspects of the agreement between the parties. In the event of a conflict between terms of this technical agreement and the legal contract to which it is appended, the terms of the legal contract shall govern.

ACAMBIS INC.	CHESAPEAKE BIOLOGICAL
LABORATORIES, INC.
38 Sidney Street	1111 South Paca Street
Cambridge, MA 02139	Baltimore, MD 21230

Name: [*********]	Name:[*******]

(Print/Type)	(Print/Type)
Title: ACAMB2000 Project Manager	Title: V. P. Operations

Signature: [********]	Signature:[*******]

Date: 12/31/02	Date: 12/31/02

9

NOT
NO.	RESPONSIBILITIES	APPLICABLE	AI	CBL

1	COMPLIANCE REQUIREMENTS

1.1	Warrant that the product(s) will be manufactured, packaged and held in accordance with all applicable FDA requirements and/or
applicable regulatory agencies.

1.2	Manufacture and package product in adherence to the approved batch production record.

1.3	Permit audits of all relevant premises, procedures and
documentation by AI, and permit inspection by Regulatory
Authorities.

1.4	Not to subcontract any of the work to a third party without prior agreement.

1.5	Utilize an agreed upon procedure for change over between
manufacturing vaccinia and any other vaccine, in order to preclude cross-contamination of products.

1.6	Provide copies of all information supporting annual product reviews, correspondence to approved drug application on CMC or labeling issues for products manufactured for AI.

1.7	Notify AI of any proposed changes to the facilities, process, materials, testing that may impact the approved registration.

1.8	Provide copies of any Form 483s or Warning Letters within seven days of receipt and subsequent response(s) relating to the product or facilities used to produce, test or package the product.

1.9	CBL to notify Acambis on a situation or field alert related major quality event related to safety, purity or efficacy.

1.10	Notify AI within 24 hours of any situation that may compromise the safety, purity or efficacy (as defined by FDA Regulations) for product manufactured for AI.

1.11	Represent that it is not debarred under the Generic Drug
Enforcement Act of 1992 or employ or use the services of any individual who is debarred or who has engaged in activities that could lead to being debarred.

1.12	Conduct operations in compliance with applicable environmental, occupational health and safety laws and regulations.

1.13	Perform and maintain all appropriate validation currently including but not limited to: process, cleaning, computer, packaging and sterilization.

1.14	CBL will cooperate with AI to investigate and resolve all medical and non-medical product complaints.

2	PRODUCTION AND TESTING OF FILLED VIALS (BULK
MATERIAL)

2.1	Master Formula (or product structure)

2.2	Product specification(s)

2.3	Batch identification system for bulk manufacture

10

NOT
NO.	RESPONSIBILITIES	APPLICABLE	AI	CBL

2.4	Qualification, approval of active pharmaceutical ingredient (API)
supplier(s)

2.5	Procurement of API’s (include Certificates of Analysis, COA)

2.6	Storage of API’s

2.7	Sampling of API’s

2.8	Release of API’s

2.9	Qualification, approval of filing components

2.10	Procurement of filling components (include COA)

2.11	Storage of filling components

2.12	Sampling of filling components and inactive substances

2.13	Inspections, analysis of filling components (include documentation,
COA)

2.14	QA Release of filling components

2.15	Process Validation

2.16	Cleaning Validation

2.17	Bill of Materials (BOM) for vial filling

2.18	Manufacturing Instructions (Production Batch Record)

2.19	Manufacturing of bulk material (including batch documentation)

2.20	Document, investigate and resolve deviations from approved
manufacturing instructions or specifications. AI to review and approve prior to product release.

2.21	Bulk material sampling plan

2.22	Sampling of bulk material

2.23	Analysis of bulk material (samples taken by CBL and sent to BREL)

2.24	Certificate of analysis for bulk material (diluent)

2.25	Equipment and instrument maintenance and calibration

3	STERILIZATION, INSPECTION, PACKAGING OF
FINISHED PRODUCT

3.1	Finished product specification(s)

3.2	Batch identification system for finished product

3.3	Artwork and labeling text (carton, leaflet, label, etc)

3.4	Labeling review and approval

3.5	Specifications for packaging materials. AI to review and approve.

3.6	Qualification and approval of packaging components and labeling suppliers. AI to review and approve.

3.7	Procurement of packaging materials

3.8	Bill of Materials (BOM) for packaging. AI to review and approve.

3.9	Packaging Instructions (POI for packaging). AI to provide
packaging instructions.

11

NOT
NO.	RESPONSIBILITIES	APPLICABLE	AI	CBL

3.10	Packaging operations (include documentation)

3.11	In-process standards of operations

3.12	In-process standards of operations during packaging (include documentation)

3.13	Finished product sampling plan

3.14	Document, investigate and resolve any deviation from approved packaging instructions or specifications. AI to review and approve prior to product release.

4	TESTING AND RELEASE OF FINISHED PRODUCT

4.1	Equipment and instrument maintenance and calibration

4.2	Analysis of finished product by QA

4.3	Release of finished product by QA

4.4	Review of Batch Record including all pertinent documentation and data. AI to review and approve.

4.5	Certificate of analysis for finished product testing for diluent

4.6	Complaints
Collection and logging
Investigation and issue of reports
Follow up corrective action

4.7	Annual product review. AI to review and approve.

4.8	Product Recall
Decision to initiate recall
Approval of wording of notification to appropriate
regulatory agencies
Notification to appropriate regulatory agencies
Management of recall
Reconciliation of returned product

4.9	Responsibility to Authorities
Liaison with Regulatory Authorities for approval,
maintenance and updating of drug application
Maintain safety/hazard and handling data on product and
raw materials
Liaison with Health and Safety Authorities
Liaison with Environmental Protection Authorities
(Pollution Prevention)

4.10	Special test requirements (specify): AI to advise and include in product specification.

4.11	Maintain all batch records for a minimum of five (5) years and supply all such records to AI on request.

4.12	Summary of CBL Test Results

5	STORAGE AND TRANSPORTATION OF BULK
MATERIAL, FINISHED PRODUCT AND WASTE DISPOSAL

5.1	Storage of bulk material up to packaging

12

NOT
NO.	RESPONSIBILITIES	APPLICABLE	AI	CBL

5.2	Storage of finished product up to 4 lots of Product and 3 lots of diluent, ensuring proper temperature controls for both Product and diluent.

5.3	Transportation of finished product for transport to AI’s designee

5.4	Packaging of finished product for transport to AI’s designee

5.5	Specifications for transport under special conditions

5.6	Insurance for transportation of finished product

5.7	Final storage of finished product by AI designee

5.8	Customs formalities

5.9	Disposal of waste

5.10	Validation of transportation of finished product

5.11	Disposal of special waste, eg toxic waste, solvents, etc (specify nature of waste and special disposal methods required)

5.12	Hold lots under investigation until resolved

6	DOCUMENTATION

6.1	Provide the following documentation to AI for each batch of
product:

	–	Bill of Materials (BOM) for bulk manufacture

	–	Certificates of analysis for all raw materials/components
provided by CBL

	–	Weighing sheets, including record of raw material lot numbers

	–	Complete manufacturing and control instructions, special notes and precautions

	–	Completed batch production records

	–	Reports of investigations of deviations to test results or batch production records

	–	Quality Control Certificate of Analysis including:
		–	Tests performed
		–	Test methods used
		–	Amendments to test protocols, if relevant
		–	Test specifications
		–	Date of release
		–	Signature of responsible individual performing release

	–	Other documentation (specify) AI to specify

6.2			Accountabilities for product after key manufacturing steps: filling, inspection, sterilization, labeling, packaging. Any accountability outside pre-established limits must be investigated and a copy of the investigation included. AI to review and approve prior to Product release.

13

Attachments B, C, D, E and F to this Exhibit 4.37 have been filed as attachments B, C, D, E and F to Exhibit 4.34 to this Form 20-F/A and are incorporated herein by reference.

14

Substitute:

Section J, Attachment G Subcontract 200-2002-00012 (CBL)

Acambis Prime Contractor

SCHEDULE

Item 0001A and 00002 Planned Vaccine Schedule

December 16, to October 1, 2003

ACAM 2000 (or ACAM 1000 with a change-over)

Week	Item Number	Number of Fills

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

*******	*******	*******

11.	Delete Section J, Attachment H

Substitute:

Section J, Attachment H
Subcontract 200-2002-00012 (CBL)

Acambis Prime Contractor

BUYER-FURNISHED PROPERTY

A. In accordance with Clause H.20, the Buyer has provided the following equipment (to be returned upon Subcontract completion) to the Manufacturer “as is” as Buyer-furnished property:

*****************

B. In accordance with Clause H.17, the Buyer has provided the following materials (to be consumed in performing the Subcontract) to the Manufacturer “as is” as Buyer-furnished property:

*******************

12.	Delete Section J, Attachment I

Substitute:

Section J, Attachment I
Subcontract 200-2002-00012 (CBL)

Acambis Prime Contractor

SUBCONTRACT 200-2002-00012(CBL)

MODIFICATION 0003 GENERAL RELEASE

A. In consideration of the mutual promises and agreements reached in this Modification 0003, except as stated in paragraph (c) below, the Parties mutually release and forever discharge each other from:

1. any and all rights, known or unknown, arising under or relating to the performance of this Subcontract (including the changes made in this Subcontract modification) that the Parties may have against each other as of the date of the first signature on this Modification 0003 with respect to: (a) any rights to equitable adjustment or other relief to which a Party may be entitled under the Subcontract provisions, (b) damages, (c) interest, and (d) any other relief, claims, demands, and causes of action to which a Party may be entitled at law or equity; and

2. any and all rights, known or unknown, the Parties may have to a price adjustment as the result of any increased costs (including but not limited to, costs resulting from delays, disruption, loss of efficiency and/or impact costs, including cumulative impact costs) and associated profit, including any anticipatory profit lost, and schedule adjustments with respect to any and all matters arising under or relating to Subcontract performance, including the changes made in this Subcontract Modification 0003.

B. Chesapeake Biological Laboratories (CBL) hereby cancels Invoice 8242, thereby removing any liability for that invoice from Acambis Inc.

C. The above general release shall not affect CBL’s right:

1. to payment for any vaccine or diluent (items) delivered, but for which the applicable batch records have not yet been approved, to the extent that such items are determined to comply with Subcontract requirements; and

2. to payment of pending invoices ********** to the extent that such invoices are proper and are determined to cover product and services that comply with Subcontract requirements.